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                                                                    Exhibit 23.2

                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 24, 1995 included in King World Production, Inc.'s Annual Report on Form 10-K for the year ended August 31, 1995 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


New York, New York
August 26, 1996